Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Amendment No. 1 to Registration Statement No. 333-146254 of our report dated June 1, 2007, relating to the consolidated financial statements of Meade Instruments Corporation and subsidiaries appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ MOSS ADAMS LLP

Irvine, California
December 7, 2007